Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Hilton Grand Vacations Inc. 2023 Omnibus Incentive Plan of Hilton Grand Vacations Inc. of our report dated March 13, 2023, with respect to the consolidated financial statements of Bluegreen Vacations Holding Corporation included in the Amendment to the Hilton Grand Vacations Inc. Current Report (Form 8-K/A), filed with the Securities and Exchange Commission on March 4, 2024.

/s/ Ernst & Young LLP

Boca Raton, Florida

March 4, 2024